UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 27, 2024

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

(Exact name of registrant as specified in charter)

Maryland	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
505 Main Street, Suite 400, Hackensack, New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FREVS	OTC Pink Market
Preferred Stock Purchase Rights (1)

(1)	Registered pursuant to Section 12 (b) of the Act pursuant to a form 8-A filed by the registrant on August 3, 2023. Until the Distribution Date (as defined in the registrant’s Stockholder Rights Agreement dated July 31, 2023) the Preferred Stock Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Stock Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders (the “Annual Meeting”) of First Real Estate Investment Trust of New Jersey, Inc. (the “Trust”) was held on June 27, 2024. The following matters were submitted to the stockholders of the Trust at the Annual Meeting for their approval:

Election of Directors:

The stockholders of the Trust elected John A. Aiello, Richard J. Aslanian, and David B. Hekemian to serve as Directors of the Trust for three-year terms, with the following votes:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
John A. Aiello	4,295,291	380,563	--	1,753,881
Richard J. Aslanian	4,250,251	425,603	--	1,753,881
David B. Hekemian	4,247,551	428,303	--	1,753,881

Ratification of Independent Registered Public Accountants:

The ratification of the Audit Committee’s appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2024 was approved by the stockholders of the Trust, with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,050,315	375,570	3,850	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
(Registrant)

By:	/s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr.
President and Chief Executive Officer

Date: June 27, 2024